UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2013, the Board of Directors of Pfizer Inc. (the “Company”) approved certain amendments to the Company's By-laws, as follows:

  Article I, Section 8 (“List of Stockholders Entitled to Vote”) was amended to provide that the list of stockholders entitled to vote at a meeting of stockholders be kept (i) at the Company’s headquarters or (ii) on a reasonably accessible electronic network, consistent with requirements of the Delaware General Corporation Law.
  Article I, Section 13 (“Notice of Stockholder Proposal”) was amended to clarify that, to be in proper written form, a proponent’s notice must include the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the text of the proposed amendment.
  Article III, Section 1 (“Election; Term of Office; Appointments”) was amended to delegate authority to the Corporate Secretary or any elected corporate officer acting with the Corporate Secretary to appoint Assistant Officers.
  Article V, Section 2 (“Prepayment of Expenses”) was amended to delegate authority to the General Counsel to approve advancement of litigation expenses for non-officer colleagues, as well as former directors and officers.
  In addition to the changes described above, the amended By-laws include revisions (1) to enhance clarity, including by removing repetitive or inconsistent passages and (2) which constitute technical corrections and non-substantive changes.

The preceding is qualified in its entirety by reference to the Company’s amended By-laws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 3.1	Pfizer Inc. By-laws, as amended on December 16, 2013.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Matthew Lepore Matthew Lepore
Title: Vice President and Corporate Secretary
Dated: December 19, 2013

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Pfizer Inc. By-laws, as amended on December 16, 2013.